Visa Inc. Reports Fiscal Fourth Quarter and Full-Year 2021 Results
San Francisco, CA, October 26, 2021 – Visa Inc. (NYSE: V)
Fiscal Fourth Quarter Results:
•GAAP net income of $3.6B or $1.65 per share and non-GAAP net income of $3.5B or $1.62 per share
•Net revenues of $6.6B, an increase of 29%. Net revenues growth would have been approximately 22% if service revenues were recognized on current quarter's payments volume

Fiscal Full-Year Results: •GAAP net income of $12.3B or $5.63 per share and non-GAAP net income of $12.9B or $5.91 per share •Net revenues of $24.1B, an increase of 10%
Other Highlights:
•Indexed to 2019, fiscal fourth quarter payments volume, cross-border volume and processed transactions all increased from fiscal third quarter levels
•Returned $3.7B and $11.5B of capital to shareholders for fiscal fourth quarter and full-year, respectively, in the form of share repurchases and dividends
•The board of directors increased Visa's quarterly cash dividend 17% to $0.375 per share

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q4 2021		Full-Year 2021		Alfred F. Kelly, Jr., Chairman and Chief Executive Officer, Visa Inc., commented on the results:
	USD	% Change	USD	% Change
Net Revenues	$6.6	29%	$24.1	10%
GAAP Net Income	$3.6	68%	$12.3	13%

"In a relatively tumultuous fiscal 2021, Visa delivered strong fourth quarter and full-year results, with double-digit net revenue, net income and EPS growth. Our performance was driven by the continuation of the recovery in many global economies and the increased diversification of our revenue with new flows and value added services. Looking ahead, Visa is even better positioned for the future as cross-border travel recovers and we continue to drive the rapid growth of digital payments and enable innovation in money movement globally."

GAAP Earnings Per Share	$1.65	70%	$5.63	15%
Non-GAAP Net Income(1)	$3.5	42%	$12.9	16%
Non-GAAP Earnings Per Share(1)	$1.62	44%	$5.91	17%
(1) Non-GAAP results exclude special items, equity investment gains and losses, amortization of acquired intangible assets, non-recurring acquisition-related costs and the related tax impacts.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q4 2021		Full-Year 2021
Payments Volume	17%		16%
Cross-Border Volume Excluding Intra-Europe(1)	46%		1%
Cross-Border Volume Total	38%		9%
Processed Transactions	21%		17%
(1) Cross-border volume excluding transactions within Europe.

Fiscal Fourth Quarter 2021 — Financial Highlights

GAAP net income in the fiscal fourth quarter was $3.6 billion or $1.65 per share, an increase of 68% and 70%, respectively, over prior year’s results. Current year’s results included $101 million of net gains from equity investments and $21 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs. Prior year’s results included $357 million from special items related to the remeasurement of deferred tax balances and the resolution of a tax item, $39 million of net gains from equity investments and $17 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $3.5 billion or $1.62 per share, increases of 42% and 44%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented). Non-GAAP earnings per share growth was approximately 44% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count.
Net revenues in the fiscal fourth quarter were $6.6 billion, an increase of 29%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenues increased approximately 28% on a constant-dollar basis. Had we recognized service revenues on current quarter's payments volume and other revenue components remained unchanged, net revenues would have increased approximately 22%.
Payments volume for the three months ended June 30, 2021, on which fiscal fourth quarter service revenue is recognized, increased 34% over the prior year on a constant-dollar basis.
Payments volume for the three months ended September 30, 2021, increased 17% over the prior year on a constant-dollar basis.
Cross-border volume excluding transactions within Europe, which drive our international transaction revenues, increased 46% on a constant-dollar basis for the three months ended September 30, 2021. Total cross-border volume on a constant-dollar basis increased 38% in the quarter.
Total processed transactions, which represent transactions processed by Visa, for the three months ended September 30, 2021, were 45.3 billion, a 21% increase over the prior year.
Fiscal fourth quarter service revenues were $3.1 billion, an increase of 41% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 20% over the prior year to $3.4 billion. International transaction revenues grew 41% over the prior year to $1.9 billion. Other revenues of $490 million rose 36% over the prior year. Client incentives, a contra-revenue item, were $2.4 billion and represented 26.7% of gross revenues.
GAAP operating expenses were $2.2 billion for the fiscal fourth quarter, a 15% increase over the prior year's results, including the amortization of acquired intangible assets and non-recurring acquisition-related costs in the current and prior year. Excluding these operating expense items, non-GAAP operating expenses increased 15% over the prior year, primarily driven by marketing and personnel expenses.
GAAP non-operating expense was $17 million for the fiscal fourth quarter, including $101 million of net equity investment gains. Excluding this item, non-GAAP non-operating expense was $118 million.
GAAP effective income tax rate was 16.6% for the quarter ended September 30, 2021, including the tax impacts from the non-GAAP items. Excluding these items, the non-GAAP effective income tax rate was 16.5% for the quarter ended September 30, 2021.
Cash, cash equivalents and investment securities were $20.2 billion at September 30, 2021.
The weighted-average number of diluted shares of class A common stock outstanding was 2.17 billion for the quarter ended September 30, 2021.

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Fiscal Full-Year 2021 — Financial Highlights

GAAP net income in the fiscal full-year 2021 was $12.3 billion or $5.63 per share, an increase of 13% and 15%, respectively, over prior year’s results. Current year’s results included $152 million from a special item for additional indirect taxes related to prior periods and $1.0 billion from a special item related to the remeasurement of deferred tax balances, $712 million of net gains from equity investments and $72 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs. Prior year’s results included $357 million from special items related to the remeasurement of deferred tax balances and the resolution of a tax item, $101 million of net gains from equity investments and $63 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the full-year was $12.9 billion or $5.91 per share, increases of 16% and 17%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented). Non-GAAP earnings per share increase was approximately 17% on a constant-dollar basis.
Net revenues in the fiscal full-year 2021 were $24.1 billion, an increase of 10%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenues increase was approximately 10% on a constant-dollar basis.
Payments volume for the twelve months ended September 30, 2021, increased 16% over the prior year on a constant-dollar basis.
Cross-border volume excluding transactions within Europe, which drive our international transaction revenues, increased 1% on a constant-dollar basis for the twelve months ended September 30, 2021. Total cross-border volume on a constant-dollar basis increased 9% for the fiscal year.
Total processed transactions, which represent transactions processed by Visa, for the twelve months ended September 30, 2021, were 164.7 billion, a 17% increase over the prior year.
Fiscal full-year 2021 service revenues were $11.5 billion, an increase of 17% over the prior year. Data processing revenues rose 17% over the prior year to $12.8 billion. International transaction revenues increased 4% over the prior year to $6.5 billion. Other revenues of $1.7 billion rose 17% over the prior year. Client incentives, a contra-revenue item, were $8.4 billion and represented 25.8% of gross revenues.
GAAP operating expenses were $8.3 billion for the fiscal full-year 2021, a 7% increase over the prior year's results, including the special item related to the additional indirect taxes in the current year and the amortization of acquired intangible assets and non-recurring acquisition-related costs in the current and prior year. Excluding these operating expense items, non-GAAP operating expenses increased 5% over the prior year, primarily driven by personnel and marketing expenses, partially offset by lower general and administrative expenses.
GAAP non-operating income was $259 million for the fiscal full-year 2021, including $712 million of net equity investment gains. Excluding this item, non-GAAP non-operating expense was $453 million.
GAAP effective income tax rate was 23.4% for the fiscal full-year 2021, including the special item related to the remeasurement of deferred tax balances and the tax impacts from the non-GAAP items. Excluding these items, the non-GAAP effective income tax rate was 17.0% for the fiscal full-year ended September 30, 2021.
The weighted-average number of diluted shares of class A common stock outstanding was 2.19 billion for the fiscal full-year ended September 30, 2021.

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Other Notable Items

On July 22, 2021, Visa announced it signed a definitive agreement to acquire Currencycloud, a global platform that enables banks and fintechs to provide innovative foreign exchange solutions for cross-border payments. The transaction is subject to regulatory approvals and other customary closing conditions.
During the three months ended September 30, 2021, Visa repurchased 13.2 million shares of class A common stock at an average price of $231.33 per share for $3.1 billion. In the twelve months ended September 30, 2021, Visa repurchased a total of 39.7 million shares of class A common stock at an average price of $219.34 per share for $8.7 billion. The Company had $4.7 billion of remaining authorized funds for share repurchase as of September 30, 2021.
On October 22, 2021, the board of directors declared an increase to Visa's quarterly cash dividend to $0.375 per share of class A common stock (determined in the case of class B and C common stock and series A, B and C convertible participating preferred stock on an as-converted basis) payable on December 7, 2021, to all holders of record as of November 12, 2021.

Fiscal Fourth Quarter and Full-Year 2021 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 90 days. Investor information, including supplemental financial information, is available on the Visa Investor Relations website at http://investor.visa.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, the impact on our underlying business drivers and other volume and transaction trends as a result of the ongoing effects of the coronavirus ("COVID-19") pandemic, the measures taken in response, as well as the speed and strength of an economic recovery; our future operations, prospects, developments, strategies, business growth and anticipated timing and benefits of our acquisitions. Forward-looking statements generally are identified by words such as “anticipates,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of global economic, political, market, health and social events or conditions, including the ongoing effects of the COVID-19 pandemic;
•increased oversight and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payment systems;
•outcome of tax, litigation and governmental investigation matters;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•proliferation and continuous evolution of new technologies and business models;
•our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;
•brand or reputational damage;
•exposure to loss or illiquidity due to settlement guarantees;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions and other strategic investments; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2020, and our subsequent reports on Forms 10-Q and
8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa Inc.

Visa Inc. (NYSE: V) is the world’s leader in digital payments. Our mission is to connect the world through the most innovative, reliable and secure payment network – enabling individuals, businesses and economies to thrive. Our advanced global processing network, VisaNet, provides secure and reliable payments around the world, and is capable of handling more than 65,000 transaction messages a second. The company's relentless focus on innovation is a catalyst for the rapid growth of digital commerce on any device for everyone, everywhere. As the world moves from analog to digital, Visa is applying our brand, products, people, network and scale to reshape the future of commerce. For more information, visit usa.visa.com/about-visa.html, usa.visa.com/visa-everywhere/blog.html and @VisaNews.

Contacts	Investor Relations Mike Milotich or Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Andy Gerlt, 650-432-2990 Press@visa.com

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Fiscal Fourth Quarter 2021 — Financial Summary

Q4 FISCAL 2021 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Three Months Ended September 30, 2021		YoY Change

	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues
Service revenues	$3,125	$3,125	41%	41%
Data processing revenues	3,436	3,436	20%	20%
International transaction revenues	1,895	1,895	41%	41%
Other revenues	490	490	36%	36%
Client incentives	(2,387)	(2,387)	40%	40%
Net revenues	6,559	6,559	29%	29%

Operating Expenses
Personnel	1,047	1,042	14%	13%
Marketing	457	457	58%	58%
Network and processing	192	192	1%	1%
Professional fees	130	128	25%	26%
Depreciation and amortization	202	188	3%	2%
General and administrative	215	215	(16%)	(16%)
Litigation provision	1	1	(85%)	(85%)
Total operating expenses	2,244	2,223	15%	15%

Operating income	4,315	4,336	37%	37%

Non-operating income (expense)	(17)	(118)	(81%)	(7%)
Effective income tax rate	16.6%	16.5%	(13 ppt)	(2 ppt)
Net income	$3,584	$3,521	68%	42%

Earnings per share	$1.65	$1.62	70%	44%

Q4 FISCAL 2021 KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	17%	18%
Cross-border volume excluding intra-Europe(1)	46%	48%
Cross-border volume total	38%	41%
Processed transactions	21%	21%

(1) Cross-border volume excluding transactions within Europe.

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Fiscal Full-Year 2021 — Financial Summary

FISCAL FULL-YEAR 2021 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Twelve Months Ended September 30, 2021		YoY Change

	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues
Service revenues	$11,475	$11,475	17%	17%
Data processing revenues	12,792	12,792	17%	17%
International transaction revenues	6,530	6,530	4%	4%
Other revenues	1,675	1,675	17%	17%
Client incentives	(8,367)	(8,367)	26%	26%
Net revenues	24,105	24,105	10%	10%

Operating Expenses
Personnel	4,240	4,226	12%	12%
Marketing	1,136	1,136	17%	17%
Network and processing	730	729	—%	1%
Professional fees	403	399	(1%)	(1%)
Depreciation and amortization	804	751	5%	4%
General and administrative	985	833	(10%)	(24%)
Litigation provision	3	3	(76%)	(76%)
Total operating expenses	8,301	8,077	7%	5%

Operating income	15,804	16,028	12%	13%

Non-operating income (expense)	259	(453)	(189%)	15%
Effective income tax rate	23.4%	17.0%	2 ppt	(2 ppt)
Net income	$12,311	$12,933	13%	16%

Earnings per share	$5.63	$5.91	15%	17%

FISCAL FULL-YEAR 2021 KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	16%	18%
Cross-border volume excluding intra-Europe(1)	1%	4%
Cross-border volume total	9%	14%
Processed transactions	17%	17%

(1) Cross-border volume excluding transactions within Europe.

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Visa Inc. Consolidated Balance Sheets (unaudited)

	September 30,
	2021	2020
	(in millions, except per share data)
Assets
Cash and cash equivalents	$16,487	$16,289
Restricted cash equivalents—U.S. litigation escrow	894	901
Investment securities	2,025	3,752
Settlement receivable	1,758	1,264
Accounts receivable	1,968	1,618
Customer collateral	2,260	1,850
Current portion of client incentives	1,359	1,214
Prepaid expenses and other current assets	856	757
Total current assets	27,607	27,645
Investment securities	1,705	231
Client incentives	3,245	3,175
Property, equipment and technology, net	2,715	2,737
Goodwill	15,958	15,910
Intangible assets, net	27,664	27,808
Other assets	4,002	3,413
Total assets	$82,896	$80,919
Liabilities
Accounts payable	$266	$174
Settlement payable	2,443	1,736
Customer collateral	2,260	1,850
Accrued compensation and benefits	1,211	821
Client incentives	5,243	4,176
Accrued liabilities	2,334	1,840
Current maturities of debt	999	2,999
Accrued litigation	983	914
Total current liabilities	15,739	14,510
Long-term debt	19,978	21,071
Deferred tax liabilities	6,128	5,237
Other liabilities	3,462	3,891
Total liabilities	45,307	44,709
Equity
Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows:
Series A convertible participating preferred stock, less than one shares issued and outstanding at September 30, 2021 and 2020	486	2,437
Series B convertible participating preferred stock, 2 shares issued and outstanding at September 30, 2021 and 2020	1,071	1,106
Series C convertible participating preferred stock, 3 shares issued and outstanding at September 30, 2021 and 2020	1,523	1,543
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,677 and 1,683 shares issued and outstanding at September 30, 2021 and 2020, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at September 30, 2021 and 2020	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 10 and 11 shares issued and outstanding at September 30, 2021 and 2020, respectively	—	—
Right to recover for covered losses	(133)	(39)
Additional paid-in capital	18,855	16,721
Accumulated income	15,351	14,088
Accumulated other comprehensive income (loss), net:
Investment securities	(1)	3
Defined benefit pension and other postretirement plans	(49)	(196)
Derivative instruments	(257)	(291)
Foreign currency translation adjustments	743	838
Total accumulated other comprehensive income (loss), net	436	354

Total equity	37,589	36,210

Total liabilities and equity	$82,896	$80,919

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Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
	(in millions, except per share data)
Net revenues	$6,559	$5,101	$24,105	$21,846

Operating Expenses
Personnel	1,047	922	4,240	3,785
Marketing	457	288	1,136	971
Network and processing	192	191	730	727
Professional fees	130	104	403	408
Depreciation and amortization	202	196	804	767
General and administrative	215	256	985	1,096
Litigation provision	1	2	3	11
Total operating expenses	2,244	1,959	8,301	7,765

Operating income	4,315	3,142	15,804	14,081

Non-operating Income (Expense)
Interest expense, net	(125)	(145)	(513)	(516)
Investment income and other	108	58	772	225
Total non-operating income (expense)	(17)	(87)	259	(291)

Income before income taxes	4,298	3,055	16,063	13,790
Income tax provision	714	918	3,752	2,924
Net income	$3,584	$2,137	$12,311	$10,866

Basic Earnings Per Share
Class A common stock	$1.65	$0.97	$5.63	$4.90
Class B common stock	$2.68	$1.57	$9.14	$7.94
Class C common stock	$6.60	$3.88	$22.53	$19.58

Basic Weighted-average Shares Outstanding
Class A common stock	1,685	1,685	1,691	1,697
Class B common stock	245	245	245	245
Class C common stock	10	11	10	11

Diluted Earnings Per Share
Class A common stock	$1.65	$0.97	$5.63	$4.89
Class B common stock	$2.67	$1.57	$9.13	$7.93
Class C common stock	$6.59	$3.87	$22.51	$19.56

Diluted Weighted-average Shares Outstanding
Class A common stock	2,175	2,208	2,188	2,223
Class B common stock	245	245	245	245
Class C common stock	10	11	10	11

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Visa Inc. Consolidated Statements of Cash Flows (unaudited)

	Twelve Months Ended September 30,
	2021	2020
	(in millions)
Operating Activities
Net income	$12,311	$10,866
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	8,367	6,664
Share-based compensation	542	416
Depreciation and amortization of property, equipment, technology and intangible assets	804	767
Deferred income taxes	873	307
VE territory covered losses incurred	(147)	(37)
(Gains) losses on equity investments, net	(712)	(101)
Other	(109)	(44)
Change in operating assets and liabilities:
Settlement receivable	(468)	1,858
Accounts receivable	(343)	(43)
Client incentives	(7,510)	(8,081)
Other assets	(147)	(402)
Accounts payable	88	21
Settlement payable	679	(2,384)
Accrued and other liabilities	929	923
Accrued litigation	70	(290)
Net cash provided by (used in) operating activities	15,227	10,440

Investing Activities
Purchases of property, equipment and technology	(705)	(736)
Investment securities:
Purchases	(5,111)	(2,075)
Proceeds from maturities and sales	5,701	4,510
Acquisitions, net of cash acquired	(75)	(77)
Purchases of / contributions to other investments	(71)	(267)
Other investing activities	109	72
Net cash provided by (used in) investing activities	(152)	1,427

Financing Activities
Repurchase of class A common stock	(8,676)	(8,114)
Repayments of debt	(3,000)	—
Dividends paid	(2,798)	(2,664)
Proceeds from issuance of senior notes	—	7,212
Cash proceeds from issuance of class A common stock under employee equity plans	208	190
Restricted stock and performance-based shares settled in cash for taxes	(144)	(160)
Payments to settle derivative instruments	—	(333)
Other financing activities	—	(99)
Net cash provided by (used in) financing activities	(14,410)	(3,968)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(37)	440
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	628	8,339

Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	19,171	10,832
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of year	$19,799	$19,171

Supplemental Disclosure
Cash paid for income taxes, net	$3,012	$2,671
Interest payments on debt	$643	$537
Accruals related to purchases of property, equipment and technology	$41	$38

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Visa Inc. Fiscal 2021 and 2020 Quarterly Results of Operations (unaudited)

	Fiscal 2021 Quarter Ended				Fiscal 2020 Quarter Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(in millions)
Net revenues	$6,559	$6,130	$5,729	$5,687	$5,101

Operating Expenses
Personnel	1,047	1,098	1,114	981	922
Marketing	457	268	206	205	288
Network and processing	192	186	179	173	191
Professional fees	130	108	82	83	104
Depreciation and amortization	202	204	201	197	196
General and administrative	215	204	363	203	256
Litigation provision	1	(2)	3	1	2
Total operating expenses	2,244	2,066	2,148	1,843	1,959

Operating income	4,315	4,064	3,581	3,844	3,142

Non-operating Income (Expense)
Interest expense, net	(125)	(131)	(121)	(136)	(145)
Investment income and other	108	456	168	40	58
Total non-operating income (expense)	(17)	325	47	(96)	(87)

Income before income taxes	4,298	4,389	3,628	3,748	3,055
Income tax provision	714	1,814	602	622	918
Net income	$3,584	$2,575	$3,026	$3,126	$2,137

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance.
•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses and the related tax impacts associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount and the related tax impact to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. It also includes retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts and the related tax impacts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.
•Remeasurement of deferred tax balances. During the twelve months ended September 30, 2021, in connection with the UK enacted legislation on June 10, 2021 that increases the tax rate from 19% to 25%, effective April 1, 2023, we remeasured our UK deferred tax liabilities, resulting in the recognition of a non-recurring, non-cash income tax expense of $1.0 billion.
During the three and twelve months ended September 30, 2020, in connection with the UK enacted legislation that repealed the previous tax rate reduction from 19% to 17% that was effective on April 1, 2020, we remeasured our UK deferred tax liabilities as of the enactment date, resulting in the recognition of a non-recurring, non-cash income tax expense of $329 million.
•Indirect taxes. During the twelve months ended September 30, 2021, we recognized a one-time charge within general and administrative expense of $152 million, before tax. Net of the related income tax benefit of $40 million, determined by applying applicable tax rates, non-GAAP net income increased by $112 million. This charge is to record our estimate of probable additional indirect taxes, related to prior periods, for which we could be liable as a result of certain changes in applicable law. This one-time charge is not representative of our ongoing operations.
•Resolution of a tax item. During the three and twelve months ended September 30, 2020, we resolved a long-outstanding tax matter, dating back more than 12 years, relating to certain tax filing positions taken prior to our initial public offering. The resolution of this matter resulted in the recognition of a one-time charge to income tax expense of $28 million, which we believe is not representative of our continuing operations and ongoing effective tax rate.

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results - continued (unaudited)

	Three Months Ended September 30, 2021
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$2,244	$(17)	$714	16.6%	$3,584	$1.65
(Gains) losses on equity investments, net	—	(101)	(21)		(80)	(0.04)
Amortization of acquired intangible assets	(13)	—	3		10	—
Acquisition-related costs	(8)	—	1		7	—
Non-GAAP	$2,223	$(118)	$697	16.5%	$3,521	$1.62

	Twelve Months Ended September 30, 2021
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$8,301	$259	$3,752	23.4%	$12,311	$5.63
(Gains) losses on equity investments, net	—	(712)	(159)		(553)	(0.25)
Amortization of acquired intangible assets	(51)	—	12		39	0.02
Acquisition-related costs	(21)	—	4		17	0.01
Remeasurement of deferred tax balances	—	—	(1,007)		1,007	0.46
Indirect taxes	(152)	—	40		112	0.05
Non-GAAP	$8,077	$(453)	$2,642	17.0%	$12,933	$5.91

	Three Months Ended September 30, 2020
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$1,959	$(87)	$918	30.0%	$2,137	$0.97
(Gains) losses on equity investments, net	—	(39)	(9)		(30)	(0.01)
Amortization of acquired intangible assets	(11)	—	3		8	—
Acquisition-related costs	(6)	—	2		4	—
Remeasurement of deferred tax balances	—	—	(329)		329	0.15
Resolution of a tax item	—	—	(28)		28	0.01
Non-GAAP	$1,942	$(126)	$557	18.3%	$2,476	$1.12

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results - continued (unaudited)

	Twelve Months Ended September 30, 2020
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$7,765	$(291)	$2,924	21.2%	$10,866	$4.89
(Gains) losses on equity investments, net	—	(101)	(23)		(78)	(0.04)
Amortization of acquired intangible assets	(46)	—	11		35	0.02
Acquisition-related costs	(17)	—	4		13	0.01
Remeasurement of deferred tax balances	—	—	(329)		329	0.15
Resolution of a tax item	—	—	(28)		28	0.01
Non-GAAP	$7,702	$(392)	$2,559	18.6%	$11,193	$5.04

(1)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended September 30, 2021, as well as the prior four quarterly reporting periods and the 12 months ended September 30, 2021 and 2020, for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume and transactions for all periods. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

For the 3 Months Ended September 30, 2021

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$567	3.9%	2.0%	$484	6.9%	4.2%	8,772	$83	(10.5%)	(9.4%)	751
Canada	92	22.6%	16.0%	85	24.3%	17.7%	1,226	6	2.6%	(2.9%)	9
CEMEA	346	14.8%	14.5%	184	29.7%	28.3%	7,897	162	1.5%	2.0%	1,053
LAC	263	30.8%	31.8%	140	47.6%	49.2%	5,449	123	15.9%	16.3%	1,099
US	1,506	19.4%	19.4%	1,325	20.8%	20.8%	21,917	181	9.7%	9.7%	945
Europe	688	12.3%	9.3%	565	14.1%	10.2%	13,627	123	4.6%	5.4%	699
Visa Inc.	3,461	15.5%	14.3%	2,783	18.5%	16.8%	58,888	678	4.8%	5.3%	4,556
Visa Credit Programs											
US	$632	26.5%	26.5%	$622	26.1%	26.1%	7,252	$10	57.0%	57.0%	17
International	763	14.4%	12.1%	720	14.6%	12.2%	12,830	43	11.4%	9.9%	175
Visa Inc.	1,395	19.6%	18.2%	1,342	19.7%	18.3%	20,082	53	17.9%	16.5%	193
Visa Debit Programs											
US	$874	14.7%	14.7%	$703	16.6%	16.6%	14,665	$171	7.8%	7.8%	927
International	1,191	11.6%	9.9%	738	18.1%	14.4%	24,141	453	2.4%	3.2%	3,435
Visa Inc.	2,065	12.9%	11.9%	1,441	17.4%	15.4%	38,806	625	3.8%	4.4%	4,363

For the 3 Months Ended June 30, 2021

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$562	18.0%	10.9%	$475	19.9%	12.0%	8,490	$86	8.2%	4.9%	740	898	984
Canada	89	42.2%	26.3%	83	48.2%	31.6%	1,122	6	(7.3%)	(17.7%)	8	79	84
CEMEA	334	40.2%	38.8%	171	58.0%	56.8%	7,523	163	25.3%	23.9%	1,082	382	391
LAC	242	49.2%	47.4%	125	72.2%	71.8%	4,843	117	30.6%	27.9%	1,042	533	579
US	1,499	37.4%	37.4%	1,331	40.2%	40.2%	21,391	169	18.7%	18.7%	837	877	1,091
Europe	646	39.9%	28.5%	534	43.5%	30.7%	11,837	113	25.0%	18.9%	638	530	583
Visa Inc.	3,372	35.3%	30.9%	2,719	39.1%	34.1%	55,207	654	21.4%	18.9%	4,346	3,297	3,713
Visa Credit Programs													
US	$609	43.6%	43.6%	$601	44.0%	44.0%	6,760	$9	21.9%	21.9%	11	285	349
International	724	28.7%	21.2%	683	29.1%	21.6%	12,049	41	22.7%	15.3%	163	715	808
Visa Inc.	1,334	35.1%	30.5%	1,284	35.6%	31.1%	18,809	50	22.6%	16.4%	173	999	1,157
Visa Debit Programs													
US	$890	33.5%	33.5%	$730	37.2%	37.2%	14,631	$160	18.5%	18.5%	826	592	742
International	1,148	37.0%	29.4%	704	48.1%	36.6%	21,767	444	22.4%	19.4%	3,347	1,706	1,814
Visa Inc.	2,038	35.4%	31.1%	1,435	42.4%	36.9%	36,398	604	21.4%	19.2%	4,173	2,298	2,556

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16

For the 12 Months Ended September 30, 2021										
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$2,289	4.2%	(0.1%)	$1,928	7.2%	2.0%	33,768	$361	(9.2%)	(9.9%)	3,148
Canada	336	18.6%	11.8%	310	19.8%	13.0%	4,397	26	5.9%	(0.6%)	33
CEMEA	1,300	12.8%	16.3%	664	26.9%	31.3%	28,698	636	1.2%	3.8%	4,282
LAC	965	15.3%	23.1%	492	28.0%	37.8%	19,002	473	4.6%	10.8%	4,224
US	5,604	19.9%	19.9%	4,953	21.3%	21.3%	81,896	651	10.1%	10.1%	3,333
Europe	2,500	13.4%	8.3%	2,055	17.6%	11.5%	47,127	446	(2.5%)	(4.6%)	2,540
Visa Inc.	12,994	14.5%	13.2%	10,401	18.3%	16.2%	214,890	2,592	1.6%	2.7%	17,561
Visa Credit Programs											
US	$2,292	14.6%	14.6%	$2,258	15.4%	15.4%	26,064	$33	(22.1%)	(22.1%)	48
International	2,890	7.9%	4.7%	2,727	8.5%	5.2%	47,403	163	(0.8%)	(3.3%)	642
Visa Inc.	5,182	10.8%	8.8%	4,986	11.5%	9.6%	73,467	196	(5.2%)	(7.1%)	690
Visa Debit Programs											
US	$3,312	23.9%	23.9%	$2,695	26.8%	26.8%	55,832	$617	12.6%	12.6%	3,286
International	4,500	12.6%	11.4%	2,721	23.7%	19.5%	85,590	1,779	(1.0%)	0.8%	13,585
Visa Inc.	7,812	17.1%	16.3%	5,416	25.2%	23.0%	141,422	2,396	2.2%	3.6%	16,871

	For the 12 Months Ended September 30, 2020												
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$2,196	(9.5%)	(8.7%)	$1,799	(7.7%)	(6.8%)	30,686	$398	(16.7%)	(16.5%)	3,574	894	974
Canada	283	(3.0%)	(1.8%)	259	(3.9%)	(2.7%)	3,895	24	6.6%	8.4%	37	75	82
CEMEA	1,152	(0.8%)	2.1%	523	8.8%	12.7%	22,625	629	(7.5%)	(5.2%)	4,450	358	358
LAC	836	(12.4%)	0.3%	384	(8.8%)	5.6%	14,522	452	(15.3%)	(3.8%)	4,160	471	511
US	4,674	3.3%	3.3%	4,083	3.4%	3.4%	71,622	591	2.5%	2.5%	3,294	810	999
Europe	2,205	(1.6%)	(0.6%)	1,748	2.5%	3.2%	42,163	457	(14.6%)	(13.0%)	3,069	521	570
Visa Inc.	11,347	(2.2%)	(0.5%)	8,795	0.2%	1.4%	185,514	2,551	(9.7%)	(6.8%)	18,586	3,130	3,494
Visa Credit Programs													
US	$2,000	(5.2%)	(5.2%)	$1,957	(4.7%)	(4.7%)	23,466	$43	(25.3%)	(25.3%)	47	277	343
International	2,677	(9.8%)	(8.0%)	2,513	(9.2%)	(7.4%)	42,479	164	(17.5%)	(16.1%)	684	710	798
Visa Inc.	4,678	(7.9%)	(6.8%)	4,470	(7.3%)	(6.2%)	65,945	207	(19.3%)	(18.1%)	731	987	1,141
Visa Debit Programs													
US	$2,674	10.7%	10.7%	$2,126	12.1%	12.1%	48,156	$548	5.6%	5.6%	3,247	533	656
International	3,996	(2.7%)	0.7%	2,199	7.0%	9.3%	71,412	1,796	(12.4%)	(8.6%)	14,608	1,610	1,697
Visa Inc.	6,669	2.3%	4.5%	4,325	9.5%	10.6%	119,568	2,344	(8.8%)	(5.6%)	17,855	2,143	2,353

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2. Cross-Border Volume

The table below represents cross-border volume growth for cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

(1) Cross-border volumes excluding transactions within Europe drive our international transaction revenues.

3. Visa Processed Transactions

The table below represents transactions using cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands processed on Visa’s networks.

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Footnote

Payments volume, including Visa Direct volume, represents the aggregate dollar amount of purchases made with cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume.
Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.
The data presented is based on transactions processed by Visa and reported by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable.
Previously presented information may be updated. Prior period updates, if any, are not material.
Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.
Figures in the tables may not recalculate exactly due to rounding. The totals and percentages are calculated based on unrounded numbers.

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